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                                                                     EXHIBIT 1.1

                                RAYTHEON COMPANY

                                Debt Securities

                             UNDERWRITING AGREEMENT


          SECTION 1.  Introduction.  Raytheon Company, a Delaware corporation
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("Company"), proposes to issue and sell from time to time certain of its debt
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securities registered under the registration statement referred to in Section
2(a) ("Registered Securities").  The Registered Securities will be issued under
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an indenture, dated as of May 15, 1995 ("Indenture"), between the Company and
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The First National Bank of Boston, as Trustee, in one or more series, which series may vary as to interest rates, maturities, redemption provisions, selling prices and other terms, with such terms for any particular series of the Registered Securities being determined at the time of sale. Particular series of the Registered Securities will be sold pursuant to a Terms Agreement referred to in Section 3 for resale in accordance with terms of offering determined at the time of sale.

          The Registered Securities involved in any such offering are hereinafter referred to as the "Securities". The firm or firms which agree to
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purchase the Securities are hereinafter referred to as the "Underwriters" and
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the representative or representatives of the Underwriters, if any, specified in a Terms Agreement referred to in Section 3 are hereinafter referred to as the

"Representatives"; provided, however, that if the Terms Agreement does not
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specify any representative of the Underwriters, the term "Representatives", as
                                                          ---------------
used in this Agreement (other than in Sections 2(b), 5(e) and 6 and the second sentence of Section 3), shall mean the Underwriters.

          2.  Representations and Warranties of the Company.  The Company
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represents and warrants to and agrees with each Underwriter that:

          (a)  A registration statement (No. 333-     ), including a prospectus,
     relating to the Registered Securities has been filed with the Securities and Exchange Commission ("Commission") and has become effective. Such
                               ----------
     registration statement, as amended at the time of any Terms Agreement referred to in Section 3, is hereinafter referred to as the "Registration
                                                                  ------------
     Statement", and the prospectus included in such Registration Statement, as
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     supplemented as contemplated by Section 3 to reflect the terms of the
     Securities and the terms of offering thereof, as first filed with the Commission pursuant to and in accordance with Rule 424(b) under the Securities Act of 1933, as amended ("Act"), including all material
                                          ---
     incorporated by reference therein, is hereinafter referred to as the

     "Prospectus".
      ----------

          (b) On the effective date, the Registration Statement conformed in all material respects to the requirements of the Act, the Trust Indenture Act of 1939, as amended ("Trust Indenture Act"), and the rules and
                               -------------------
     regulations of the Commission ("Rules and Regulations") and did not include
                                     ---------------------
     any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and on the date of each Terms Agreement referred to in
     Section 3, the Registration Statement and the Prospectus will conform in all material respects to the requirements of the Act, the
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     Trust Indenture Act and the Rules and Regulations, and neither of such documents will include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, except that the foregoing does not apply to (i) statements in or omissions from any of such documents based upon written information furnished to the Company by any Underwriter through the Representatives, if any, specifically for use therein or (ii) that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act.

          3.  Purchase and Offering of Securities.  The obligation of the
              ------------------------------------
Underwriters to purchase the Securities will be evidenced by an exchange of telegraphic or other written communications ("Terms Agreement") at the time the
                                              ---------------
Company determines to sell the Securities. The Terms Agreement will incorporate by reference the provisions of this Agreement, except as otherwise provided therein, and will specify the firm or firms which will be Underwriters, the names of any Representatives, the principal amount to be purchased by each Underwriter, the purchase price to be paid by the Underwriters and the terms of the Securities not already specified in the Indenture, including, but not limited to, interest, maturity, any redemption provision and any sinking fund requirements and whether any of the Securities may be sold to institutional investors pursuant to Delayed Delivery Contracts (as defined below). The Terms Agreement will also specify the time and date of delivery and payment (such time and date, or such other time not later than seven full business days thereafter as the Representatives and the Company agree as the time for payment and delivery, being herein and in the Terms Agreement referred to as the "Closing
                                                                      -------
Date"), the place of delivery and payment and any details of the terms of
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offering that should be reflected in the prospectus supplement relating to the offering of the Securities. The obligations of the Underwriters to purchase the Securities will be several and not joint. It is understood that the Underwriters propose to offer the Securities for sale as set forth in the Prospectus. Unless the Terms Agreement specifies that the Securities will be issued in the form of a global security to be deposited with a depositary, as contemplated by the Indenture, the securities delivered to the Underwriters on the Closing Date will be in definitive fully registered form, in such denominations and registered in such names as the Underwriters may request.

          If the Terms Agreement provides for the sale of Securities pursuant to delayed delivery contracts, the Company authorizes the Underwriters to solicit offers to purchase Securities pursuant to delayed delivery contracts substantially in the form of Annex I attached hereto ("Delayed Delivery
                             -------                   ----------------
Contracts") with such changes therein as the Company may authorize or approve.
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Delayed Delivery Contracts are to be with institutional investors, including commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. On the Closing Date, the Company will pay, as compensation, to the Representatives for the accounts of the Underwriters, the fee set forth in such Terms Agreement in respect of the principal amount of Securities to be sold pursuant to Delayed Delivery Contracts ("Contract Securities"). The Underwriters will not have any responsibility in
  -------------------
respect of the validity or the performance of Delayed Delivery Contracts. If the Company executes and delivers Delayed Delivery Contracts, the Contract Securities will be deducted from the Securities to be purchased by the several Underwriters and the aggregate principal amount of Securities to be purchased by each Underwriter will be reduced pro rata in proportion to the principal amount of Securities set forth opposite each Underwriter's name in such Terms Agreement, except to the extent that the Representatives determine
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that such reduction shall be otherwise than pro rata and so advise the Company.
The Company will advise the Representatives not later than the business day prior to the Closing Date of the principal amount of Contract Securities.

          4.  Certain Agreements of the Company.  The Company agrees with the
              ----------------------------------
several Underwriters that it will furnish to the Representatives one signed copy of the Registration Statement, including all exhibits, in the form in which it became effective and of all amendments thereto, and that, in connection with each offering of Securities:

          (a) The Company will advise the Representatives promptly of any proposal to amend or supplement the Registration Statement or the Prospectus and will afford the Representatives a reasonable opportunity to comment on any such proposed amendment or supplement; and the Company will also advise the Representatives promptly of the filing of any such amendment or supplement and of the institution by the Commission of any stop order proceedings in respect of the Registration Statement or of any part thereof and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

          (b) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company promptly will prepare and file with the Commission an amendment or supplement which will correct such statement or omissions or an amendment which will effect such compliance.

          (c) As soon as practicable after the date of each Terms Agreement, the Company will make generally available to its security holders an earnings statement covering a period of at least 12 months beginning after the latest of (i) the effective date of the Registration Statement, (ii) the effective date of the most recent post-effective amendment to the Registration Statement to become effective prior to the date of such Terms Agreement and (iii) the date of the Company's most recent Annual Report on Form 10-K filed with the Commission prior to the date of such Terms Agreement, which will satisfy the provisions of Section 11(a) of the Act.

          (d) The Company will furnish to the Representatives copies of the Registration Statement, including all exhibits, any related preliminary prospectus, any related preliminary prospectus supplement, the Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as are reasonably requested.

          (e) The Company will arrange for the qualification of the Securities for sale and the determination of their eligibility for investment under the laws of such jurisdictions as the Representatives designate and will continue such qualifications in effect so long as required for the distribution.
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          (f)  The Company will pay all expenses incident to the performance of its obligations under this Agreement and will reimburse the Underwriters for any expenses (including reasonable fees and disbursements of counsel) incurred by them in connection with qualification of the Registered Securities for sale and determination of their eligibility for investment under the laws of such jurisdictions as the Representatives may designate and the printing of memoranda relating thereto, and for any fees charged by investment rating agencies for the rating of the Securities and for expenses incurred in distributing the Prospectus, any preliminary prospectuses and any preliminary prospectus supplements to underwriters.

          (g) For a period beginning at the time of execution of the Terms Agreement and ending 30 days after the Closing Date, without the prior consent of the Representatives, the Company will not offer, sell, contract to sell or otherwise dispose of any United States dollar-denominated debt securities issued or guaranteed by the Company and having a maturity of more than one year from the date of issue.

          5.  Conditions of the Obligations of the Underwriters.  The
              --------------------------------------------------
obligations of the several Underwriters to purchase and pay for the Securities will be subject to the accuracy of the representations and warranties on the part of the Company herein, to the accuracy of the statements of the Company officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

          (a) On or prior to the date of the Terms Agreement, the Representatives shall have received a letter, dated the date of delivery thereof, of Coopers & Lybrand L.L.P., covering such matters as are customary for accountants' "comfort" letters for underwritten transactions of the type contemplated by the Terms Agreement and in form and substance reasonably satisfactory to the Representatives.

          (b) If, at the date of the Terms Agreement, the financial statements of the Defense Business of Texas Instruments Incorporated, referred to in the report of Ernst & Young LLP dated February 18, 1997, are incorporated by reference into the Registration Statement, then on or prior to the date of the Terms Agreement the Representatives shall have received a letter, dated the date of delivery thereof, of Ernst & Young LLP, covering such matters relating to such financial statements as are customary for accountants' "comfort" letters for underwritten transactions of the type contemplated by the Terms Agreement and in form and substance reasonably satisfactory to the Representatives.

          (c) If, at the date of the Terms Agreement, the financial statements of the Defense Business of Hughes Electronics Corporation, referred to in the report of Deloitte & Touche LLP dated March 21, 1997, are incorporated by reference into the Registration Statement, then on or prior to the date of the Terms Agreement the Representatives shall have received a letter, dated the date of delivery thereof, of Deloitte & Touche LLP, covering such matters relating to such financial statements as are customary for accountants' "comfort" letters for underwritten transactions of the type contemplated by the Terms Agreement and in form and substance reasonably satisfactory to the Representatives.
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                                                                               5

          (d) No stop order suspending the effectiveness of the Registration Statement or of any part thereof shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or any Underwriter, shall be contemplated by the Commission.

          (e) Subsequent to the execution of the Terms Agreement (i) there shall not have occurred any change, or any development involving a prospective change, in or affecting particularly the business or properties of the Company or its subsidiaries which, in the judgment of a majority in interest of the Underwriters, including any Representatives, materially impairs the investment quality of the Securities or the Registered Securities; (ii) trading generally shall not have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade; (iii) trading of any securities of the Company shall not have been suspended on any exchange or in any over-the-counter market; (iv) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading, in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization", as such term is defined for purposes of Rule 436(g)(2) under the Act; (v) no banking moratorium shall have been declared by Federal or New York authorities; and (vi) there shall not have occurred any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the judgment of a majority in interest of the Underwriters, including any Representatives, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical to proceed with completion of the sale of and payment for the Securities.

          (f) The Representatives shall have received an opinion, dated the Closing Date, of Thomas D. Hyde, Vice President and General Counsel for the Company, to the effect that:

               (i) The Company is duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with corporate and authority to own its properties and conduct its business as described in the Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which it owns or leases substantial properties or in which the conduct of its business requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the Company;

               (ii) The Securities have been duly authorized; the Securities other than any Contract Securities, when executed and authenticated in accordance with the terms of the Indenture and delivered to and paid for by the Underwriters in accordance with the Terms Agreement (including the provisions of this Agreement), and any Contract Securities, when executed, authenticated, issued and delivered in the manner provided in the Indenture and sold pursuant to Delayed Delivery Contracts, will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture;
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               (iii)  The execution, delivery and performance of the Indenture, the Terms Agreement (including the provisions of this Agreement) and any Delayed Delivery Contracts and the issuance and sale of the Securities and compliance with the terms and provisions thereof will not result in a breach or violation of any of the terms and provisions of or constitute a default under (A) any order known to such counsel of any governmental agency having jurisdiction over the Company or any of its properties or any agreement or instrument known to such counsel to which the Company is a party or by which the Company is bound or to which any of the properties of the Company is subject, which would cause a material adverse change in the financial position, shareholders' equity or results of operations of the Company or affect the validity of the Securities or the legal authority of the Company to comply with the terms of the Securities, the Indenture or this Agreement or (B) the charter or By-laws of the Company, and the Company has full power and authority to authorize, issue and sell the Securities as contemplated by the Terms Agreement (including the provisions of this Agreement);

               (iv) The Indenture has been duly authorized, executed and delivered by the Company and (assuming due authorization, execution and delivery by the Trustee) is a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except (A) as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (B) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought;

               (v) The Terms Agreement (including the provisions of this Agreement) and any Delayed Delivery Contracts have been duly authorized, executed and delivered by the Company; and

               (vi) No authorization, approval or consent of any governmental authority or agency is necessary in connection with the transactions contemplated by the Terms Agreement (including the provisions of this Agreement) except such as may be required under the Act, the Trust Indenture Act and state securities or Blue Sky laws.

               In addition, Mr. Hyde shall state that he or others working under his supervision have participated in conferences with officers and other representatives of the Company, outside counsel for the Company, representatives of the independent public accountants for the Company, and the Underwriters, at which the contents of the Registration Statement and Prospectus and related matters were discussed and, although he is not passing upon, and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement and Prospectus, on the basis of the foregoing and on his ongoing representation of the Company, no facts have come to his attention that lead him to believe that (i) such registration statement, at the time such registration statement became effective, or the Registration Statement, as of the date of the Terms Agreement, or any amendment or supplement to the
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                                                                               7

     Registration Statement or the Prospectus, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) that the Prospectus, as of its date and the Closing Date, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that he need express no opinion with respect to the financial statements, schedules and other financial and statistical data included or incorporated by reference in the Registration Statement or Prospectus or with respect to the Form T-1.

          (g) The Representatives shall have received an opinion, dated such Closing Date, of Wachtell, Lipton, Rosen & Katz, counsel for the Company, who may rely as to the approval or consent of non-Federal governmental authorities upon the opinion of Thomas D. Hyde, Esq. referred to above, to the effect that:

               (i) The Securities, other than any Contract Securities, and the Indenture, conform, and any Contract Securities, when executed, authenticated, issued and delivered in the manner provided in the Indenture and sold pursuant to Delayed Delivery Contracts, will conform in all material respects to the descriptions thereof contained in the Prospectus;

               (ii) The Indenture has been duly qualified under the Trust Indenture Act;

               (iii) The Registration Statement has become effective under the Act, and, to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated;

               (iv) The registration statement relating to the Registered Securities, as of its effective date, the Registration Statement and the Prospectus, as of the date of the Terms Agreement, and each amendment or supplement thereto, as of their respective effective or mailing dates (but excluding the financial statements and schedules and other financial and statistical data and the Form T-1 included or incorporated by reference therein, as to which such counsel need express no opinion) complied as to form in all material respects with the Act, the Trust Indenture Act and the Rules and Regulations, as applicable;

               (v) Such counsel do not know of any legal or governmental proceedings required to be described in the Prospectus which are not described as required, nor of any contracts or documents of a character required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement which are not described and filed as required; and

               (vi) No authorization, approval or consent of any governmental authority or agency is necessary in connection with the transactions
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                                                                               8

          contemplated by the Terms Agreement (including the provisions of this Agreement) except such as may be required under the Act, the Trust Indenture Act and state securities or Blue Sky laws.

          (h) The Representatives shall have received from Cravath, Swaine & Moore, counsel for the Underwriters, to be named in the Terms Agreement such opinion or opinions, dated the Closing Date, with respect to the validity of the Securities, the Registration Statement, the Prospectus and other related matters as they may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

          (i) The Representatives shall have received a certificate, dated the Closing Date, of any vice-president and a principal financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that the representations and warranties of the Company in this Agreement are true and correct, that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, that no stop order suspending the effectiveness of the Registration Statement or of any part thereof has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission and that, subsequent to the date of the most recent financial statements in the Prospectus, there has been no material adverse change in the business, financial position or results of operations of the Company and its subsidiaries except as set forth in or contemplated by the Prospectus or as described in such certificate.

          (j) The Representatives shall have received a letter, dated the Closing Date, of Coopers & Lybrand L.L.P., which reconfirms the matters set forth in their letter delivered pursuant to subsection (a) of this Section and covering such matters as are customary for accountants' "comfort" letters for underwritten transactions of the type contemplated by the Terms Agreement and in form and substance reasonably satisfactory to the Representatives. If Ernst & Young LLP or Deloitte & Touche LLP shall have delivered a letter to the Representatives pursuant to subsection (b) or
     (c), respectively, of this Section, the Representatives shall have received a letter, dated the Closing Date, of Ernst &Young LLP or Deloitte & Touche LLP, as the case may be, which reconfirms the matters set forth in their previous letter and is in form and substance reasonably satisfactory to the Representatives.

          6.  Indemnification and Contribution.  (a)  The Company will indemnify
              ---------------------------------
and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus or preliminary prospectus supplement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating
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                                                                               9

or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable (i) in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives, if any, specifically for use therein and (ii) to any Underwriter (or anyone controlling such Underwriter), with respect to any preliminary prospectus or preliminary prospectus supplement, from whom the person asserting any such loss, claim, damage or liability purchased Securities, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendment or supplements thereto) was not delivered by or on behalf of such Underwriter to such person, if required by law to have been so delivered, at or prior to the written confirmation of the sale of the Securities to such person, and if the Prospectus (as so amended and supplemented) would have cured the defect giving rise to such loss, claim, damage or liability.

          (b) Each Underwriter will, severally and not jointly, indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus or preliminary prospectus supplement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives, if any, specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred.

          (c) Promptly after receipt by an indemnified party under this section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such
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                                                                              10

settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action.

          (d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

          (e) The obligations of the Company under this Section shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company who has signed the Registration Statement and to each person, if any, who controls the Company within the meaning of the Act.

          7.  Default of Underwriters.  If any Underwriter or Underwriters
              ------------------------
default in their obligations to purchase Securities under the Terms Agreement and the aggregate principal amount of the Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total principal amount of the

Securities, the Representatives may make arrangements satisfactory to the Company for the purchase of such Securities by other persons, including any of the Underwriters, but if no such arrangements are made by the Closing Date, the nondefaulting Underwriters shall be obligated severally, in proportion to their respective commitments under this Agreement and the Terms Agreement, to purchase the Securities that such defaulting Underwriters agreed but failed to purchase. If any Underwriter or Underwriters so default and the aggregate principal amount of the Securities with respect to which such default or defaults occur exceeds 10% of the total principal amount of the Securities and arrangements satisfactory to the Representatives and the Company for the purchase of such Securities by other persons are not made within 36 hours after such default, such Terms Agreement will terminate without liability on the part of any nondefaulting Underwriter or the Company, except as provided in Section 8. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default. The respective commitments of the several Underwriters for the purposes of this Section shall be determined without regard to the reduction in the respective Underwriters' obligations to purchase the principal amounts of the Securities set forth opposite their names in the Terms Agreement as a result of Delayed Delivery Contracts entered into by the Company.

          The foregoing obligations and agreements set forth in this Section will not apply if the Terms Agreement specifies that such obligations and agreements will not apply.

          8.  Survival of Certain Representations and Obligations.  The
              ----------------------------------------------------
respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the several Underwriters set forth or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Securities. If the Terms Agreement is terminated pursuant to Section 7 or if for any reason the purchase of the Securities by the Underwriters under the Terms Agreement is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 4 and the respective obligations of the Company and the Underwriters pursuant to Section 6 shall remain in effect. If the purchase of the Securities by the Underwriters is not consummated because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement (excluding the matters set forth in Section 5(d)), or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Securities.

          9.  Notices.  All communications hereunder will be in writing and, if
              --------
sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to them at their addresses furnished to the Company in writing for the purpose of communications hereunder or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 141 Spring Street, Lexington, Massachusetts 02173, Attention of General Counsel.

          10.  Successors.  This Agreement will inure to the benefit of and be
               -----------
binding upon the Company and such Underwriters as are identified in Terms Agreements and their respective successors and the officers and directors and controlling persons referred to in Section 6, and no other person will have any right or obligation hereunder.

          11.  Applicable Law.  This Agreement and the Terms Agreement shall be
               ---------------
governed by, and construed in accordance with, the laws of the State of New
York.

                                                                         ANNEX I
                                                                   [omit in exe-
                                                                    ------------
                                                                  cution copies]
                                                                  -------------


(Three copies of this Delayed Delivery Contract should be signed and returned to
 -------------------------------------------------------------------------------
the address shown below so as to arrive not later than 9:00 A.M., New York time,
--------------------------------------------------------------------------------
  on [date that is the third full business day prior to Closing Date under the
  ----------------------------------------------------------------------------
                               Terms Agreement].)
                               ---------------



                           DELAYED DELIVERY CONTRACT
                           -------------------------



                                               [date of initial public offering]
                                                -------------------------------



RAYTHEON COMPANY
   c/o [insert name and address]
        Attention:  [name].
                     ----

Gentlemen:

          The undersigned hereby agrees to purchase from Raytheon Company, a Delaware corporation ("Company"), and the Company agrees to sell to the undersigned, [If one delayed closing, insert -- as of the date hereof, for
              ------------------------------
delivery on ___________, 19__ ("Delivery Date"),]

                                $________  _____

principal amount of the Company's [Debt Securities/Debentures] ("Securities"), offered by the Company's Prospectus dated April __, 1997 and a Prospectus Supplement dated ____________, 19__ relating thereto, receipt of copies of which is hereby acknowledged, at __% of the principal amount thereof plus accrued interest, if any, and on the further terms and conditions set forth in this Delayed Delivery Contract ("Contract").

            [If two or more delayed closings, insert the following:
             -----------------------------------------------------

          The undersigned will purchase from the Company as of the date hereof, for delivery on the dates set forth below, Securities in the principal amounts set forth below:

                Delivery Date                   Principal Amount
                ---------------                 ----------------



Each of such delivery dates is hereinafter referred to as a Delivery Date.]

          Payment for the Securities that the undersigned has agreed to purchase for delivery on [the/each] Delivery Date shall be made to the Company or its order by certified or official bank check in New York Clearing House (next day) funds at the office of [name] at [time] _.M. on [the/such] Delivery Date upon delivery to the undersigned of the Securities to be purchased by the undersigned [for delivery on such

Delivery Date/in definitive] fully registered form and in such denominations and registered in such names as the undersigned may designate by written or telegraphic communication addressed to the Company not less than five full business days prior to [the/such] Delivery Date.

          It is expressly agreed that the provisions for delayed delivery and payment are for the sole convenience of the undersigned; that the purchase hereunder of Securities is to be regarded in all respects as a purchase as of the date of this Contract; that the obligation of the Company to make delivery of and accept payment for, and the obligation of the undersigned to take delivery of and make payment for, Securities on [the/each] Delivery Date shall be subject only to the conditions that (1) investment in the Securities shall not at [the/such] Delivery Date be prohibited under the laws of any jurisdiction in the United States to which the undersigned is subject and (2) the Company shall have sold to the Underwriters the total principal amount of the Securities less the principal amount thereof covered by this and other similar Contracts. The undersigned represents that its investment in the Securities is not, as of the date hereof, prohibited under the laws of any jurisdiction to which the undersigned is subject and which governs such investment.

          Promptly after completion of the sale to the Underwriters, the Company will mail or deliver to the undersigned at its address set forth below notice to such effect, accompanied by [a copy/copies] of the opinions of counsel for the Company delivered to the Underwriters in connection therewith.

          This Contract will inure to the benefit of and be binding upon the parties hereto and their respective successors, but will not be assignable by either party hereto without the written consent of the other.

          It is understood that the acceptance of any such Contract is in the Company's sole discretion and, without limiting the foregoing, need not be on a first-come, first-served basis. If this Contract is acceptable to the Company, it is requested that the Company sign the form of acceptance below and mail or deliver one of the counterparts hereof to the undersigned at its address set forth below. This will become a binding contract between the Company and the undersigned when such counterpart is so mailed or delivered.


                                        Very truly yours,



                                        -------------------------------
                                              (Name of Purchaser)


                                        by

                                              -------------------------

                                              -------------------------
                                                 (Title of Signatory)
Accepted as of the above date.
                                              -------------------------

RAYTHEON COMPANY
                                              -------------------------
                                                (Address of Purchaser)

     by

         -------------------------
                  [Title]